FIRST AVIATION ANNOUNCES RECORD SALES AND PROFITS
                -------------------------------------------------

WESTPORT, CONNECTICUT, September 14, 2001 - First Aviation Services Inc. (NASDAQ: FAVS), a leading provider of services to the aerospace industry worldwide, today announced record revenues for the second quarter of $27.6 million and record gross profit for the quarter of $5.7 million.

For the quarter ended July 31, 2001, net sales increased 14.7% from $24.0 million for the second quarter of the prior year. Gross profit for the quarter increased 6.3% from $5.4 million reported in the prior year. Operating income, before corporate expenses, more than doubled to $0.7 million from $0.3 million in the prior year.

Mr. Michael C. Culver, President and CEO of First Aviation Services, noted "The continued growth of API, despite a very difficult economic environment, is gratifying. It speaks to the Company's commitment to providing its customers with great value, that being excellent parts availability at reasonable prices. With the addition of a logistics contract and the Superior engine product line in the third quarter we will continue to grow both domestically and internationally. "

Income from continuing operations for the quarter was $0.01 per share, as compared to a loss of $0.01 for the prior year quarter.

During the three months ended July 31, 2001 the Company recorded a credit, net of applicable income taxes, of $0.7 million, or $0.10 per share related to the disposal of discontinued operations. The credit is due to the reduction of accruals previously recorded in connection with the disposition of a discontinued operation.

For the first half of the fiscal year ending January 31, 2002 net sales increased 14.6% to $53.1 million from $46.4 million reported for the first half of the last fiscal year. Gross profit for the same periods increased 7.8% to $10.9 million from $10.1 million reported in the prior year.

Mr. Aaron P. Hollander, Chairman of the Board added, "A strong balance sheet with approximately $33 million of cash continues to enable us to make opportunistic acquisitions and invest in new service offerings."

First Aviation, located in Westport, Connecticut is a worldwide leader in providing services to aircraft operators of some of the most widely used commercial and general aviation aircraft. Its operations include Aerospace Products International Inc. ("API").

API, based in Memphis, Tennessee, is a leader in the supply of aerospace products and services worldwide. In addition to the product lines it distributes, API offers supply chain management services, overhaul and repair services for brakes and starter/generators, and builds custom hose assemblies. With locations in the U.S., Canada and Asia Pacific, plus partners throughout the world, API continues to be the fastest growing supplier of aviation products and inventory management solutions in the industry.

The Company will host a conference call to discuss second quarter earnings and recent events at a later date.

More information about First Aviation can be found on the World Wide Web at http://www.firstaviation.com and, http://www.apiparts.com.


Forward-Looking Statements

Information included in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect the Company's current expectations concerning future events and results. Such forward-looking statements, including those concerning the Company's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control, that may cause the Company's actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In evaluating such statements, as well as the future prospects of the Company, specific consideration should be given to various factors, including the events of September 11, 2001 and the outcome or results thereof, which are unknown to management at this time, the Company's ability to obtain parts from its principal suppliers on a timely basis, market and economic conditions, the effects of fuel costs on the Company's customers, aircraft operators and freight carriers utilized by the Company, the ability to consummate suitable acquisitions, and other items that are beyond the Company's control and may cause actual results to differ from management's expectations.

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Contact:  John A. Marsalisi
          Vice President & Chief Financial Officer
          First Aviation Services Inc.
          (203) 291-3303

(See attached financial information)

                          First Aviation Services Inc.
                 Consolidated Condensed Statements of Operations
                      (in thousands, except share amounts)
                                   (unaudited)


                                                                          Three Months                  Six Months
                                                                         Ended July 31,               Ended July 31,
                                                                         --------------               --------------
                                                                      2001          2000            2001          2000
                                                                      ----          ----            ----          ----
Net sales                                                              $27,564      $ 24,039         $53,136      $ 46,374
Cost of sales                                                           21,875        18,685          42,238        36,261
                                                                  -------------  ------------   -------------  ------------

Gross profit                                                             5,689         5,354          10,898        10,113
Selling, general and administrative expenses                             4,982         5,043           9,716         9,574
                                                                  -------------  ------------   -------------  ------------

Operating income before corporate expenses                                 707           311           1,182           539
Corporate expenses                                                         731           829           1,312         1,576
                                                                  -------------  ------------   -------------  ------------

Operating loss from continuing operations                                  (24)         (518)           (130)       (1,037)
Net interest income and other                                              113           367             325           898
Minority interest in subsidiary                                            (11)          (11)            (21)          (21)
                                                                  -------------  ------------   -------------  ------------

Income (loss) before income taxes                                           78          (162)            174          (160)
(Provision) benefit for income taxes                                        (8)           91             (17)          102
                                                                  -------------  ------------   -------------  ------------

Income (loss) from continuing operations                                    70           (71)            157           (58)

Loss from discontinued operations, net of benefit for                        -          (291)              -          (419)
     income taxes of $150 and $216, respectively

Income from disposal of subsidiary, net of provision for                   707             -             707             -
     income taxes of $405 and $405, respectively
                                                                  -------------  ------------   -------------  ------------

Net income (loss)                                                        $ 777        $ (362)          $ 864        $ (477)
                                                                  =============  ============   =============  ============


                          First Aviation Services Inc.
           Consolidated Condensed Statements of Operations (continued)
                      (in thousands, except share amounts)
                                   (unaudited)


                                                                    Three Months                         Six Months
                                                                   Ended July 31,                      Ended July 31,
                                                                   --------------                      --------------
                                                            2001              2000                 2001              2000
                                                            ----              ----                 ----              ----
Basic net income (loss) per common share:

Income (loss) from continuing operations                       $ 0.01           $ (0.01)              $ 0.02           $ (0.01)
Loss from discontinued operations                                   -             (0.04)                   -             (0.05)
Income from disposal of subsidiary                               0.10                 -                 0.10                 -
                                                       ---------------    --------------      ---------------   ---------------

Basic net income (loss) per common share                       $ 0.11           $ (0.05)              $ 0.12           $ (0.06)
                                                       ===============    ==============      ===============   ===============

Shares used in computation of basic net income              7,194,419         7,682,082            7,190,502         7,833,311
   (loss) per common share
                                                       ===============    ==============      ===============   ===============

Net income (loss) per common share -
   assuming dilution:

Income (loss) from continuing operations                       $ 0.01           $ (0.01)              $ 0.02           $ (0.01)
Loss from discontinued operations                                   -             (0.04)                   -             (0.05)
Income from disposal of subsidiary                               0.10                 -                 0.10                 -
                                                       ---------------    --------------      ---------------   ---------------

Net income (loss) per common share                             $ 0.11           $ (0.05)              $ 0.12           $ (0.06)
   - assuming dilution
                                                       ===============    ==============      ===============   ===============

Shares used in computation of net income (loss)             7,211,742         7,682,082            7,199,785         7,833,311
   per common share - assuming dilution
                                                       ===============    ==============      ===============   ===============

                          First Aviation Services Inc.
                      Consolidated Condensed Balance Sheets
                                 (in thousands)


                                                                  July 31,         January 31,
                                                                    2001               2001
                                                            -------------------------------------
                                                             (Unaudited)                *
Assets
Current assets:
    Cash and cash equivalents                                     $ 32,914              $ 31,855
    Trade receivables                                               16,655                15,860
    Inventories                                                     23,112                21,803
    Deferred and refundable income taxes,                            3,905                 4,849
      prepaid expenses and other
                                                            ---------------       ---------------
  Total current assets                                              76,586                74,367

Plant and equipment, net                                             4,419                 4,638
Goodwill, net                                                        1,676                 1,709
                                                            ---------------       ---------------

                                                                  $ 82,681              $ 80,714
                                                            ===============       ===============

Liabilities and stockholders' equity
Current liabilities:
    Accounts payable                                              $ 14,411              $ 13,496
    Accrued liabilities                                              2,288                 4,321
    Income taxes payable                                             1,910                 2,120
    Revolving line of credit and current                               250                11,757
      portion of obligations under capital leases
                                                            ---------------       ---------------
Total current liabilities                                           18,859                31,694

Revolving line of credit                                            14,000                     -
Minority interest                                                    1,041                 1,041
Obligations under capital leases                                        23                   147
                                                            ---------------       ---------------
Total liabilities                                                   33,923                32,882

Stockholders' equity:
    Common stock                                                        91                    91
    Additional paid-in capital                                      38,615                38,625
    Retained earnings                                               20,340                19,476
    Treasury stock                                                 (10,288)              (10,360)
                                                            ---------------       ---------------
Total stockholders' equity                                          48,758                47,832
                                                            ---------------       ---------------

Total liabilities and stockholders' equity                        $ 82,681              $ 80,714
                                                            ===============       ===============


*Balances were derived from the audited balance sheet as of January 31, 2001



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